UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
American Public Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	01-0724376
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

111 W. Congress Street Charles Town, WV	25414
(Address of principal executive officers)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.     ☒
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.     ☐
Securities Act registration statement file number to which this Form relates:     333-145185
Securities to be registered pursuant to Section 12(g) of the Act:     None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.  Description of Registrant’s Securities To Be Registered.
     The description of the common stock, par value $0.01 per share (the “Common Stock”), of American Public Education, Inc. (the “Company”), included under the caption “Description of Capital Stock” in the prospectus forming a part of the Company’s registration statement on Form S-1, which was originally filed with the Securities and Exchange Commission (the “Commission”) on August 7, 2007, as amended (Registration No. 333-145185) (including any subsequent amendments, the “Registration Statement”), is incorporated by reference into this registration statement. The prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, shall be deemed to be incorporated by reference into this registration statement.
Item 2.  Exhibits.
     Not applicable.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

American Public Education, Inc.
Date: November 7, 2007	By:	/s/ Harry T. Wilkins
Harry T. Wilkins
Executive Vice President and Chief Financial Officer